EXHIBIT 99.E
NOTE:
     This Schedule details the interest rates, maturity dates and principal amounts outstanding under El Paso’s and its subsidiaries’ outstanding debt obligations that mature through the year 2009, which includes debt maturities related to both our continuing and discontinued operations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is disclosed in El Paso’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.
     The information in this Debt Maturity Schedule is accurate as of December 31, 2006. Although we may periodically update the information posted to our website, we undertake no obligation to do so.
El Paso Corporation
Debt Maturity Schedule Through 2009
As of December 31, 2006
($ in Millions)

	Interest	Maturity	Principal
Description	Rate	Date	12/31/2006

2007

1Q07
El Paso Corporation — CGP	6.700%	2/15/2027	200	(1)
Tennessee Gas Pipeline Company	7.000%	3/15/2027	300	(2)
Other Financing — Amortizing Debt *	Various		3

			503

2Q07
Colorado Interstate Gas Company	6.850%	6/15/2037	100	(3)
Other Financing — Amortizing Debt *	Various		3

			103

3Q07
El Paso Corporation	7.625%	8/16/2007	272
Other Financing — Amortizing Debt *	Various		3

			275

4Q07
El Paso Corporation — Sonat	6.750%	10/1/2007	75
Southern Natural Gas Company	6.700%	10/1/2007	100
El Paso Corporation	6.950%	12/15/2007	300
Other Financing — Amortizing Debt *	Various		4

			479

Total 2007			$1,360

2008

1Q08
El Paso Corporation— Sonat	6.625%	2/1/2008	100
El Paso Tennessee Pipeline Co.	10.000%	3/15/2008	26
Other Financing — Amortizing Debt *	Various		4

			130

2Q08
El Paso Corporation— CGP	6.500%	6/1/2008	200
Other Financing — Amortizing Debt *	Various		3

			203

3Q08
El Paso Corporation— CGP	7.625%	9/1/2008	215
Southern Natural Gas Company	6.125%	9/15/2008	100
Other Financing — Amortizing Debt *	Various		3

			318

4Q08
Other Financing — Amortizing Debt *	Various		4

			4

Total 2008			$655

Notes:

*	This represents amortizing debt obligations for the quarter.

(1)	Puttable on 2/15/2007

(2)	Puttable on 3/15/2007. The holders of these obligations did not exercise their redemption option, which expired February 15, 2007, thus, the debt will mature in 2027.

(3)	Puttable on 6/15/2007

El Paso Corporation
Debt Maturity Schedule Through 2009
As of December 31, 2006
($ in Millions)

	Interest	Maturity	Principal
Description	Rate	Date	12/31/2006
| | |
2009

1Q09
El Paso Corporation— CGP	6.375%	2/1/2009	200
Other Financing — Amortizing Debt *	Various		3

			203

2Q09
El Paso Corporation — 500MM Euro	7.125%	5/6/2009	660
El Paso Corporation	6.750%	5/15/2009	495
Other Financing — Amortizing Debt *	Various		4

			1,159

3Q09
El Paso Corporation— Revolver	LIBOR + 1.75%	7/31/2009	200
Other Financing — Amortizing Debt *	Various		4

			204

4Q09
Other Financing — Amortizing Debt *	Various		4

			4

Total 2009			$1,570

Notes:

*	This represents amortizing debt obligations for the quarter.